Exhibit 10.3

SAREPTA THERAPEUTICS, INC.

2026 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

NOTICE OF STOCK OPTION GRANT

The above-named Participant (the “Participant”) has been granted an Option (the “Option”) to purchase the number of shares of Common Stock of Sarepta Therapeutics, Inc. (the “Company”) set forth below (the “Shares”), pursuant and subject to the terms and conditions of the 2026 Equity Incentive Plan (the “Plan”) and this Stock Option Award Agreement, including this Notice of Stock Option Grant (the “Notice of Grant”) and the Terms and Conditions of Stock Option Grant attached hereto as Exhibit A, (together, this “Award Agreement”), as follows:

Date of Grant

Vesting Commencement Date

Exercise Price per Share

Total Number of Shares Granted

Total Exercise Price

Type of Option:

Term/Expiration Date:

Vesting Schedule

Subject to the terms and conditions of the Plan and this Award Agreement, the Option will vest and become exercisable in accordance with the following vesting schedule, with the number of Shares that vest on the first vesting date being rounded up to the nearest whole share, the number of Shares that vest on any subsequent vesting date being rounded down to the nearest whole share and the Option becoming vested as to 100% of the Shares on the final vesting date:

The Option will vest as to 25% of the total number of Shares subject to the Option on the first anniversary of the Vesting Commencement Date (set forth above) and thereafter will vest as to 1/48 of the total number of Shares subject to the Option on each monthly anniversary of the Vesting Commencement Date, subject to the Participant remaining in Employment from the Date of Grant (set forth above) through each such vesting date.

Notwithstanding the foregoing, in the event of a termination of the Participant’s Employment as a result of the Participant’s death, the Option will vest as to 100% of the Shares as of the date of such death.

Exercisability of Option Following Termination of Employment

In the event of a termination of the Participant’s Employment, the Option, to the extent vested immediately prior to such termination, will remain exercisable until the earlier of (a) the expiration of the three-month period following such termination, in the case of a termination other than due to the Participant’s death or Disability, or the expiration of the 12-month period following such termination, in the case of a termination due to the Participant’s death or Disability, or (b) the Term/Expiration Date, and except to the extent previously exercised as permitted by the Plan and this Award Agreement, will thereupon immediately terminate.

Agreements and Acknowledgements

The Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated above.

Further, the Participant acknowledges and agrees that (i) this Award Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Award Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Award Agreement is countersigned by the Participant.

PARTICIPANT:

Signature

Print Name

SAREPTA THERAPEUTICS, INC.

By:

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.
Grant of Option.

The Company hereby grants to the Participant the Option to purchase the Shares at the exercise price per share (the “Exercise Price”), as each are set forth in the Notice of Grant that forms a part of this Award Agreement, pursuant and subject to the terms and conditions of the Plan and this Award Agreement.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), the Option is intended to qualify as an ISO under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and is granted to the Participant in connection with the Participant’s employment by the Company or a “subsidiary corporation” of the Company, as such term is defined in Code Section 424. However, even if the Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason the Option (or portion thereof) does not qualify as an ISO for any reason, then, to the extent of such nonqualification, such Option (or portion thereof) will be regarded as an NSO granted under the Plan. In no event will the Administrator, the Company or any of its subsidiaries or any of their respective employees or directors have any liability to the Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO. If designated in the Notice of Grant as an NSO, the Option will not qualify as an ISO and is granted in connection with the Participant’s Employment.

2.
Vesting Schedule. The term “vest” as used herein with respect to the Option or any portion thereof means to become exercisable, and the term “vested” as applied to any outstanding portion of the Option means that the Option is then exercisable, subject in each case to the terms of the Plan and this Award Agreement. Unless earlier terminated, forfeited, relinquished or expired and subject to the Participant’s continuous Employment from the Date of Grant through each applicable vesting date, the Option will vest in accordance with the vesting provisions set forth in the Notice of Grant.

3.
Exercise of Option; Termination of Employment.

(a)
Right to Exercise. No portion of the Option may be exercised until such portion vests as set forth in this Award Agreement and may be exercised only in accordance with the Plan and the terms of this Award Agreement. The latest date on which the Option or any portion thereof may be exercised is the Term/Expiration Date and if not exercised by such date the Option, or any remaining portion thereof, will thereupon immediately terminate.

(b)
Termination of Employment.

(i)
Except as otherwise provided in any employment or change of control or similar individual agreement between the Company and/or a subsidiary and the Participant and as provided in Section 3(b)(ii) below, if the Participant’s Employment ceases, the Option, to the extent not already vested will be immediately forfeited and any vested portion of the Option that is then outstanding will remain exercisable for the period set forth in the Notice of Grant.

(ii)
In the event the Participant’s Employment terminates as a result of the Participant’s death, the Option will vest as to 100% of the Shares as of the date of such death and will remain exercisable for the period set forth in the Notice of Grant.

(c)
Method of Exercise. This Option may be exercised by delivery to the Company of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in such other form (including electronic) acceptable to the Administrator, signed (including by electronic signature) by the Participant (or, in the event of the death of the Participant, the Beneficiary (as defined below)). Each election to exercise must be received by the Company at its principal office or by such other party as the Administrator may prescribe and must be accompanied by payment in full (including any applicable tax withholdings) for the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”).

4.
Method of Payment. Payment of the aggregate Exercise Price may be by any of the following, or a combination thereof, at the election of the Participant:

(a)
cash;

(b)
check;

(c)
consideration received by the Company under a formal cashless exercise program implemented by the Company in connection with the Plan; or

(d)
Delivery of other Shares which have a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.

5.
Death of Participant. In the event of the death of the Participant, the Option may be exercised by the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed with the Administrator by the Participant and not subsequently revoked, or if there is no such designated beneficiary, by the executor or administrator of the Participant’s estate (in each case, the “Beneficiary”). Any distribution or delivery to be made to the Participant under this Award Agreement will, if the Participant is then deceased, be made to the Participant’s Beneficiary. The exercise of the Option or any portion thereof by the Beneficiary and any distribution or delivery under this Award Agreement to the Beneficiary will be subject to the Company receiving appropriate proof of the right of the Beneficiary to exercise the Option or receive such distribution or delivery, as the case may be, as determined by the Administrator.

6.
Tax Obligations.

(a)
Withholding Taxes. The exercise of the Option will give rise to “wages” subject to withholding. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Participant promptly paying all taxes required to be withheld to the Company in cash, by check, with consideration received by the Company under any formal cashless exercise program implemented by the Company in connection with the Plan or by the delivery of Shares with a Fair Market Value on the date of delivery equal to the amount of all taxes required to be withheld, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company (or by such other means as may be acceptable to the Administrator). No Shares will be transferred pursuant to the exercise of the Option unless and until the person exercising the Option has remitted to the Company an amount in cash or by check sufficient to satisfy any federal, state, local, foreign or provincial withholding tax requirements, or has made other arrangements satisfactory to the

Administrator with respect to such taxes. The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence may be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section.

(b)
Notice of Disqualifying Disposition of ISO Shares. If the Option is an ISO, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date that is two years after the Date of Grant, or (ii) the date that is one year after the date of exercise, the Participant will immediately notify the Company in writing of such disposition. The Participant agrees that the Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant in connection with such disposition.

(c)
Participant Acknowledgment. Regardless of any action taken by the Company or its subsidiaries, the Participant acknowledges and agrees that the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, capital/gains tax, payment on account or other tax-related items related to the Option and the Participant’s participation in the Plan (“Tax-Related Items”) is and remains the Participant’s sole responsibility and may exceed the amount, if any, withheld by the Company or its subsidiaries. The Participant further acknowledges that the Company and/or its subsidiaries (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, the subsequent sale of any Shares acquired pursuant to the exercise of the Option and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, the Participant acknowledges and agrees that the Company and/or its subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

7.
No Guarantee of Continued Employment. Neither the grant of the Option, nor the issuance of Shares upon exercise of the Option, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her EMPLOYMENT at any time.

8.
Non-transferability of Option. This Option may not be transferred except as expressly permitted under Section 5 of this Award Agreement or Section 6(a)(3) of the Plan.

9.
Additional Conditions to Issuance of Stock. The Company will not be obligated to deliver any Shares under this Award Agreement until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions contained in this Award Agreement have been satisfied or waived. The Company may require, as a condition to the exercise of the Option or the delivery of Shares under the Option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of any federal securities law (including, without limitation, the Securities Act of 1933, as amended), any applicable state or non-U.S. securities law or rule of any applicable stock exchange or national market system.

10.
Provisions of the Plan. This Award Agreement is subject in its entirety to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant. By accepting, or being deemed to have accepted, all or any part of the Option, the Participant agrees to be bound by the terms and conditions of the Plan and this Award Agreement.

11.
Recoupment Policy; Stock Ownership Guidelines. The Option and any Shares issued pursuant to exercise of the Option (or any portion of the Option) are subject to the recovery provisions set forth in Section 6(a)(5) of the Plan and the Company’s Stock Ownership Guidelines, where applicable.

12.
Electronic Delivery. The Company may decide to deliver any documents related to the Option awarded hereunder or future equity awards that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.
Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142, or at such other address as the Company may hereafter designate in writing.

14.
Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

15.
Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

16.
Modifications to the Agreement. This Award Agreement (including all exhibits) and the Plan constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Administrator may at any time or times amend this Award Agreement for any purpose which may at the time be permitted by law; provided, however, that except as otherwise expressly provided herein or in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of this Award Agreement so as to affect materially and adversely the Participant’s rights under this Award Agreement. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the Option.

17.
Limitation on Liability. Notwithstanding anything to the contrary in the Plan or this Award Agreement, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to the Participant or to any Beneficiary by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of this Option award to satisfy the requirements of Section 422 of the Code or Section 409A of the Code or by reason of Section 4999 of the Code, or otherwise asserted with respect to this Option award.

18.
Governing Law. This Award Agreement is governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Option or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Massachusetts, and agree that such litigation will be conducted in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts, and no other courts.

19.
Nature of Grant. In accepting the Option, the Participant acknowledges and agrees that:

(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)
the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(c)
all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;
(d)
the Participant’s participation in the Plan is voluntary;
(e)
the Option and the underlying Shares are extraordinary items that (i) do not constitute compensation of any kind for services of any kind rendered to the Company and/or any subsidiary, and (ii) are outside the scope of the Participant’s employment or service contract, if any;
(f)
the Option and the underlying Shares and the income and value of the same, are not intended to replace any pension rights or compensation;
(g)
the Option and the underlying Shares and the income and value of the same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company and/or any subsidiary;

(h)
the future value of the underlying Shares is unknown and cannot be predicted with certainty, and the Shares acquired upon exercise may increase or decrease in value;
(i)
if the underlying Shares do not increase in value, the Option will have no value;
(j)
if the Participant exercises his or her Option and obtains Shares, the value of such Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;
(k)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Option or diminution in value of the Option or Shares purchased through exercise, forfeiture of the Option resulting from the termination of the Participant’s Employment (for any reason whatsoever and, whether or not later found to be invalid or in breach of applicable labor laws or the terms of the Participant’s employment or service agreement, if any);
(l)
for purposes of this Option, regardless of the reason of the Participant’s termination (and whether or not later found to be invalid or in breach of applicable labor laws or the terms of the Participant’s employment or service agreement, if any), the Participant’s Employment will be considered terminated effective as of the date the Participant is no longer actively employed or providing services and will not be extended by any notice period mandated under local law (e.g., active Employment would not include any contractual notice period or any period of “garden leave” or similar period pursuant to local law). The Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of this Option (including whether the Participant may still be considered to be providing services while on a leave of absence); and
(m)
the Company and any subsidiaries shall not be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.
20.
Data Privacy.

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s Data (as defined below) by and among, as necessary and applicable, the Company and any subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and/or subsidiaries may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, and job title, any Stock or directorships held in the Company, and details of the Option or any other option or other entitlement to Shares, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan. The Participant understands that Data will be transferred to E*TRADE Securities LLC (including any of its affiliates and successors) or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, including outside the European Economic Area, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the Company, E*TRADE Securities LLC (including any of its affiliates and successors) and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon exercise of the Option.

The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant understands that Data shall be held as long as is reasonably necessary to implement, administer and manage the Participant’s participation in the Plan, and that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s Employment will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant Options or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing such consent may affect the Participant’s ability to participate in the Plan. In addition, the Participant understands that the Company and its subsidiaries have separately implemented procedures for the handling of Data which the Company believes permits the Company to use the Data in the manner set forth above notwithstanding the Participant’s withdrawal of such consent. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

21.
Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s country of residence, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire or sell Shares or rights to Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant is advised to speak to the Participant’s personal advisor on this matter.

22.
Foreign Asset/Account Reporting Requirements and Exchange Controls. The Participant’s country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares, sale proceeds resulting from the sale of Shares acquired under the Plan) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations, and the Participant should consult the Participant’s personal legal advisor for any details.

EXHIBIT B

SAREPTA THERAPEUTICS, INC.

2026 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Sarepta Therapeutics, Inc.

215 First Street

Suite 415

Cambridge, MA 02142

1. Exercise of Option. Effective as of today, the undersigned (“Purchaser”) hereby elects to exercise the option (the “Option”) to purchase _ shares (the “Shares”) of the Common Stock of Sarepta Therapeutics, Inc. (the “Company”) under and pursuant to the 2026 Equity Incentive Plan (the “Plan”) and the Stock Option Award Agreement dated_____________, 20__ (the “Award Agreement”). The aggregate purchase price for the Shares is $ , as required by this Award Agreement. Capitalized terms used herein without definition shall have the meanings given in the Plan and, if not defined in the Plan, the Award Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and this Award Agreement and agrees to abide by and be bound by their terms and conditions. The Purchaser further acknowledges that he or she has received and reviewed a copy of the prospectus required by Part I of Form S-8 relating to shares of Stock that may be issued under the Plan.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 7 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares issued upon the exercise of the Option. Purchaser represents that Purchaser has consulted with any attorneys and tax consultants Purchaser deems advisable in connection with the exercise of the Option, and the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This Exercise Notice is governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

Submitted by:	Accepted by:

PURCHASER	SAREPTA THERAPEUTICS, INC.

Signature	By

Print Name	Title

Residence Address:

Date Received